Exhibit 3.2
BYLAWS

OF

SIERRA HEALTH SERVICES, INC.
a Nevada Corporation

ARTICLE I
OFFICES

Section 1.                       Registered Office.  The registered office shall be maintained at such place as the Board of Directors shall determine from time to time.

Section 2.                       Other Offices.  The corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II
STOCKHOLDERS

Section 1.                  Meetings.  All meetings of stockholders, for any purpose, may be held at such time and place, within or without the State of Nevada, as shall be stated in the notice of meeting or in a duly executed waiver of notice thereof.

Section 2.                   Annual Meeting.  The annual meeting of stockholders shall be held on the day and at the time set by the Board of Directors, if not a legal holiday, and if a legal holiday, then on the next regular business day following, at the hour set forth in the notice thereof.  At such annual meeting, the stockholders shall elect, by a plurality vote, a Board of Directors and transact such other business as may properly be brought before the meeting.  Notwithstanding the foregoing, in the event that the Directors are elected by written consent of the stockholders in accordance with Article II, Section 11 of these Bylaws and Nevada Revised Statutes (“NRS”) Section 78.320, an annual meeting of stockholders shall not be required to be called or held for such year, but the directors may call and notice an annual meeting for any other purpose or purposes.

Section 3.                   Notice of Annual Meeting.  Written notice of the annual meeting shall be given to each stockholder entitled to vote thereat at least ten (10) days but not more than sixty (60) days before the date of the meeting.  The notice must state the purpose or purposes for which the meeting is called and the time when, and the place where, the meeting is to be held.

Section 4.                   List of Stockholders.  The officer who has charge of the stock ledger of the corporation shall prepare and make a complete list of the stockholders entitled to vote for the election of directors, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder, and the list shall be produced and kept at the time and place of election during the whole time thereof and be subject to the inspection of any stockholder who may be present.

Section 5.                   Special Meetings.  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the President and shall be called by the President or Secretary at the request, in writing, of a majority of the Board of Directors, or at the request, in writing, of stockholders entitled to exercise a majority of the voting power of the corporation.  Such request shall state the purpose or purposes of the proposed meeting.

Section 6.                   Notice of Special Meetings.  Written notice of a special meeting of stockholders stating the purpose or purposes for which the meeting is called, time when, and place where, the meeting will be held, shall be given to each stockholder entitled to vote thereat, at least ten (10) days but not more than sixty (60) days before the date fixed for the meeting.

Section 7.                    Limitation on Business.  Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 8.                   Quorum.  Stockholders of the corporation holding at least a majority of the voting power of the corporation, present in person or represented by proxy, regardless of whether the proxy has authority to vote on all matters, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation.  If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 9.                   Voting Required for Action.  When a quorum is present at any meeting, the stockholders holding a majority of the voting power of the corporation present in person or represented by proxy at such meeting shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Articles of Incorporation, the Bylaws of the corporation, or an express agreement in writing, a different vote is required, in which case such express provision shall govern and control the decision of such question.. Voting for directors shall be in accordance with Article II, Section 2, of these Bylaws.

Section 10.                  Proxies.  Except as otherwise provided in the Articles of Incorporation or in a Certificate of Designation or similar document filed with the Secretary of State of Nevada in accordance with NRS Section 78.1955, each stockholder shall, at every meeting of the stockholders be entitled to one (1) vote in person or by proxy for each share of stock having voting power held by such stockholder, but no proxy shall be valid after the expiration of six (6) months from the date of its execution unless (a) coupled with an interest, or (b) the person executing it specifies therein the length of time for which it is to be continued in force, which in no case shall exceed seven (7) years from the date of its execution.

Section 11.                  Action by Consent.  Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if any greater proportion of voting power is required for such action at a meeting, then such greater proportion of written consents shall be required.  In no instance where action is authorized by written consent, need a meeting of stockholders be called or noticed.

Section 12.                  Telephonic Meetings.  Stockholders may participate in a meeting of stockholders by means of a telephone conference or similar method of communication by which all persons participating in the meeting can hear one another.  Participation in such meeting shall constitute presence in person at the meeting.

Section 13.                  Closing of Transfer Books/Record Date.  The Board of Directors may close the stock transfer books of the corporation for a period not exceeding sixty (60) days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date when any change or conversion or exchange of capital stock shall go into effect or for a period not exceeding sixty (60) days in connection with obtaining the consent of stockholders for any purpose.  In lieu of closing the stock transfer books, the Board of Directors may fix in advance a record date, not more than sixty (60) days or less than ten (10) days before the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

Section 14.                  Registered Stockholders.  The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and the corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

ARTICLE III
DIRECTORS

Section 1.                      Number.  The number of Directors which shall constitute the whole Board shall be fixed by the stockholders of the corporation at any regular or special meeting of the stockholders in accordance with the Articles of Incorporation, provided, however that the number of Directors shall be at least one (1) and no more than five (5).  The Directors shall either be elected by written consent in accordance with Article II, Section 11 of these Bylaws and NRS Section 78.320 or at the annual meeting of the stockholders, except as provided in Sections 2 and 3 of this Article, and each Director elected shall hold office until his successor is elected and qualified.  Directors need not be stockholders.  If, for any reason, Directors are not elected pursuant to NRS Section 78.320 or at the annual meeting of the stockholders, they may be elected at a special meeting of the stockholders called and held for that purpose.

Section 2.                      Vacancies.  Vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, though less than a quorum, and the Directors so chosen shall hold office until their successors are duly elected and shall qualify, unless sooner displaced.

Section 3.                      Removal by Stockholders.  Any Director or one or more of the incumbent Directors of the corporation may be removed from office by a vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to voting power, in which event the vacancy or vacancies so created shall be filled by a majority of the remaining Directors, though less than a quorum, as provided in Section 2 of this Article.

Section 4.                      Management of Business.  The business of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 5.                       Meetings.  The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Nevada.

Section 6.                      Annual Meeting.  The first meeting of each newly elected Board of Directors shall be held immediately following, and at the time and place as, the annual meeting of stockholders or, if not so held, at such time and place as shall be fixed by the vote of the stockholders at the annual meeting.  In the event that the first meeting of directors is not held following the annual meeting of stockholders and the stockholders fail to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or as shall be specified in a written waiver signed by all of the Directors.

Section 7.                       Regular Meetings.  Regular meetings of the Board of Directors may be held without notice at such time and at such place as from time to time shall be determined by the Board.

Section 8.                       Special Meetings.  Special meetings of the Board may be called by the President on two (2) days’ written notice to each Director.  Special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of a majority of the Directors.

Section 9.                       Quorum and Voting.  A majority of the Directors then in office, at a meeting duly assembled, shall constitute a quorum for the transaction of business, and the act of the Directors holding a majority of the voting power of the Directors, present at any meeting at which there is a quorum, shall be the act of the Board of Directors except as may be otherwise specifically provided by statute or by the Articles of Incorporation.  If a quorum shall not be present at any meeting of the Board of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 10.                      Meetings by Consent.  Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all members of the Board or of such committee, as the case may be.

Section 11.                      Telephonic Meetings.  Members of the Board of Directors or any  committee designated by the Board of Directors may participate in a meeting of the Board of Directors or committee by means of a telephone conference system or similar method of communication by which all persons participating in the meeting can hear one another.  Participation in such meeting constitutes presence in person at such meeting.

Section 12.                      Committees.  The Board of Directors, by resolution or as set forth in these Bylaws, may designate one (1) or more committees, which, to the extent provided in such resolution or in these Bylaws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation.  Each committee must include at least one Director.  The Board of Directors may appoint natural persons who are not Directors to serve on any committee.  Each committee must have the name or names as may be designated in these Bylaws or as may be determined from time to time by resolution adopted by the Board of Directors.  Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors as and when required.

Section 13.                      Compensation.  The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors, as the Board of Directors may determine from time to time by resolution.  No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV
NOTICES

Section 1.                       General.  Notices to Directors and stockholders shall be in writing and delivered personally or mailed to the Directors or stockholders at their addresses appearing on the books of the corporation.  Notice by mail shall be deemed to be given at the time when the same shall be mailed.  Notice to Directors may also be given by telegram or by other media, including electronic mail, if the sending of notice by such other media may be verified or confirmed.

Section 2.                       Waiver of Notice.  Whenever any notice is required to be given under the provisions of the statutes or of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V
OFFICERS

Section 1.                       General.  The officers of the corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer.  The Board of Directors may also choose a Chairman of the Board, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Vice Presidents (including Executive or Assistant Vice Presidents) and one (1) or more Assistant Secretaries and Assistant Treasurers.  Two (2) or more offices may be held by the same person.

Section 2.                       Appointment.  The Board of Directors shall appoint the officers of the corporation who shall hold office at the pleasure of the Board of Directors.  No officer need be a member of the Board of Directors.

Section 3.                       Other Officers.  The Board of Directors may appoint other officers and agents as it shall deem necessary who shall hold their positions for such terms and exercise such powers and perform such duties as shall be determined from time to time by the Board.  Any such officer or agent may be removed at any time, with or without cause, by the Board of Directors unless otherwise agreed in writing.

Section 4.                       Compensation.  The salaries and other compensation of all officers of the corporation shall be fixed by the Board of Directors unless otherwise agreed in writing.

Section 5.                      Duties of President.  The President shall be the chief executive officer of the corporation and shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.  He shall vote or execute, in the name of the corporation, proxies for any securities pursuant to which the corporation has voting rights, unless some other person is designated by the Board of Directors to execute such proxies.

Section 6.                       Duties of Vice President.  The Vice President, if any, or if there shall be more than one (1), the Vice Presidents, in the order or seniority determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may prescribe from time to time.

Section 7.                      Duties of Secretary.  The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required.  He shall give or cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he shall be.

Section 8.                      Duties of Assistant Secretaries.  The Assistant Secretary, or if there be more than one (1), the Assistant Secretaries, in the order of seniority determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 9.                      Duties of Treasurer.  The Treasurer shall be the chief financial officer of the corporation and shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.  He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation.  The Treasurer is authorized to execute and file on behalf of the corporation all federal tax returns and all elections under federal tax laws.  If required by the Board of Directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control, belonging to the corporation.

Section 10.                 Duties of Assistant Treasurers.  The Assistant Treasurer, or if there shall be more than one (1), the Assistant Treasurers, in the order of seniority determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.  The Assistant Treasurer is also authorized to execute and file on behalf of the corporation all federal tax returns and all elections under federal tax laws.

ARTICLE VI
CERTIFICATES OF STOCK

Section 1.                      Certificates.  Every holder of stock in the corporation shall be entitled to have a certificate signed in the name of the corporation by the President and the Treasurer or the Secretary of the corporation, certifying the number of shares owned by him in the corporation.  When such certificate is signed (a) by a transfer agent or an assistant transfer agent or (b) by a transfer clerk acting on behalf of the corporation and registrar, the signature of any such President, Treasurer or Secretary may be facsimile.  If the corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, the voting powers, qualifications, limitations, restrictions, designations, preferences and relative rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock; provided, however, that except as otherwise provided by applicable law, in lieu of the foregoing requirements, there may be set forth on the face or back of a certificate a statement directing the stockholder to a specified officer or agent of the corporation who will furnish such a summary or description without charge upon written request by any stockholder.  In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures have been used thereon, had not ceased to be such officer or officers of the corporation.

Section 2.                       Lost Certificates.  The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed.  When authorizing such issuance of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

ARTICLE VII
INDEMNIFICATION OF CORPORATE AGENTS

Section 1.                       Indemnification of Authorized Representatives in Third Party Proceedings.  The corporation shall indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or - was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding if such person is not liable pursuant to Nevada Revised Statutes 78.138 or such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that such person is liable pursuant to Nevada Revised Statutes 78.138 or did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, such person had reasonable cause to believe that such person’s conduct was unlawful.

Section 2.                       Indemnification of Authorized Representatives in Corporate Proceedings.  The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit if such person is not liable pursuant to Nevada Revised Statutes 78.138 or such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 3.                       Successful Defense.  To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2, or in defense of any claim, issue or matter therein, such person must be indemnified by the corporation against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with the defense.

Section 4.                       Determination that Indemnification is Proper.  Any indemnification under Sections 1 and 2, unless ordered by a court or advanced pursuant to Section 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)            By the stockholders;

(b)            By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

(c)            If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d)            If a quorum consisting of directors who were not parties to act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Section 5.                      Advance Payment of Expenses.  The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

Section 6.                      Preservation of Other Rights; Survival.  The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this Article VII:

(a)            Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any agreement, vote of stockholders or disinterested directors or otherwise, for either an action in such person’s official capacity or an action in another capacity while holding such person’s office, except that indemnification, unless ordered by a court pursuant to Section 2 or for the advancement of expenses made pursuant to Section 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and

(b)            Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Section 7.                       Severability.   If this Article VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each employee or agent of the corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation, to the fullest extent permitted by any applicable portion of this Article VII that shall not have been invalidated and to the fullest extent permitted by applicable law.

Section 8.                       Subrogation.  In the event of payment of indemnification to a person described in Sections 1 and 2, the corporation shall be subrogated to the extent of such payment to any right of recovery such person may have and such person, as a condition of receiving indemnification from the corporation, shall execute all documents and do all things that the corporation may deem necessary or desirable to perfect such right of recovery, including the execution of such documents necessary to enable the corporation effectively to enforce any such recovery.

Section 9.                       No Duplication of Payments.  The corporation shall not be liable under this Article VII to make any payment in connection with any claim made against a person described in Sections 1 and 2 to the extent such person has otherwise received payment (under any insurance policy, by law or otherwise) of the amounts otherwise payable as indemnity hereunder.

Section 10.                     Insurance and Other Financial Arrangements.  The corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person described in Sections 1 and 2 against any liability asserted against, and liability and expenses incurred by, such person in such person’s capacity as a director, officer, employee or agent or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability and expenses.

The other financial arrangements made by the corporation pursuant to this Section may include (a) the creation of a trust fund; (b) the establishment of a program of self-insurance; (c) the securing of the corporation’s obligation of indemnification by granting a security interest or other lien in any assets of the corporation; (d) the establishment of a letter of credit, guaranty or surety; or (e) any other arrangement legally available to the corporation.

No financial arrangement made pursuant to this Section may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Any insurance or other financial arrangement made on behalf of a person pursuant to this Section may be provided by the corporation or any other person approved by the Board of Directors, even if all or part of the other person’s stock or other securities is owned by the corporation.

In the absence of fraud, (a) the decision of the Board of Directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this Section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and (b) the insurance or other financial arrangement (i) is not void or voidable; and (ii) does not subject any director approving it to personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

Section 11.                     Nonapplicability to Fiduciaries of Employee Benefit Plan.  This Article does not apply to any proceeding against any trustee, investment manager, or other fiduciary of an employee benefit plan in such person’s capacity as such, even though such person may also be an authorized representative of the corporation. The corporation shall have power to indemnify such trustee, investment manager or other fiduciary to the extent permitted by the Nevada Corporations Code.

Section 12.                      Retroactive Effect.  To the extent permitted by applicable law, the rights and powers granted pursuant to this Article VII shall apply to acts, actions, suits and proceedings occurring or in progress prior to the adoption of these amended and restated bylaws.

ARTICLE VIII
GENERAL PROVISIONS

Section 1.                       Dividends.  Dividends upon the capital stock of the corporation may be declared by the Board of Directors out of funds legally available therefor at any regular or special meeting.  Dividends may be paid in cash, in property, or in shares of the capital stock of the corporation.

Section 2.                       Reserves.  Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends, such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Directors shall think conducive to the interest of the corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

Section 3.                       Checks.  All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 4.                       Fiscal Year.  The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

Section 5.                       Seal.  The corporate seal, if there be one, shall have inscribed thereon the words, “State of Nevada”.

Section 6.                     Captions.  Captions used in these Bylaws are for convenience only and are not a part of these Bylaws and shall not be deemed to limit or alter any provisions hereof and shall not be deemed relevant in construing these Bylaws.

Section 7.                      Interpretations.  To the extent permitted by the context in which used, words in the singular number shall include the plural, words in the masculine gender shall include the feminine and neuter, and vice versa.

ARTICLE IX
AMENDMENTS

Section 1.                       Amendments.  These Bylaws may be amended or repealed at any regular meeting of the stockholders or of the Board of Directors, or at any special meeting of the stockholders or of the Board of Directors, if notice of such alteration or repeal be contained in the notice of such special meeting.